Exhibit 99.1

Nortech Systems Reports Second Quarter Results

MINNEAPOLIS – August 7, 2025 – Nortech Systems Incorporated (Nasdaq: NSYS) (“Nortech” or the “Company”), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical imaging, medical device, industrial and aerospace & defense markets, reported financial results for the second quarter ended June 30, 2025.

2025 Q2 Highlights:

●	Net sales of $30.7 million
●	Net income of $313 thousand, or $0.12 per diluted share
●	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $1.1 million
●	90-day backlog of $26.6 million as of June 30, 2025

Management Commentary

“Our second quarter results are testament to the dedication, resilience, and execution of our entire team. Despite lower revenues compared with the second quarter of 2024, we delivered improved earnings and a positive EBITDA this quarter—near-term evidence that our restructuring efforts and cost discipline are paying off. Increased plant utilization and improved manufacturing efficiencies across transferred programs are building the operational foundation we need for sustained performance improvement,” said President & CEO, Jay D. Miller.

“Operationally, we’ve increased plant efficiency, improved utilization across transferred programs, and made strategic inventory shifts—reducing raw materials while investing in finished goods to support key customers’ stocking programs. Backlog levels have reached anticipated targets, and our stocking programs are enhancing delivery, quality, and logistics.” Miller added, “Importantly, we’re growing our order backlog at a time when many manufacturers are seeing theirs decline. This momentum, combined with rising customer approvals and enhanced logistics performance, positions us well for continued growth.”

“Looking ahead, we remain cautiously optimistic. Our position in the nearshoring landscape—both in Mexico and China—is strong, and recent news articles in the New York Times and Wall Street Journal underscores the strategic advantage Mexico holds in today’s tariff environment. With our intellectual property in fiber optic and digital technologies, we’re well aligned with projected future demand for fiber products in the Aerospace & Defense market segment. We’re also taking a forward-looking stance on materials—shifting focus from copper to fiber to mitigate cost pressures and align with our long-term strategy to produce lighter, faster, more sustainable and more affordable technology,” Miller said.

Summary Financial Information

The following table provides summary financial information comparing the second quarter 2025 (“Q2 2025”) financial results to the same quarter in 2024 (“Q2 2024”) as well as the six-month period ended June 30, 2025 (“YTD 2025”) with the same period in 2024 (“YTD 2024”).

($ in thousands)	Q2 2025	Q2 2024	% Change	YTD 2025	YTD 2024	% Change
Net sales	$30,675	$33,891	(9.5)%	$57,570	$68,106	(15.5)%
Gross profit	$4,837	$4,617	4.8%	$7,915	$10,065	(21.4)%
Operating expenses	$4,095	$4,273	(4.2)%	$8,786	$8,566	2.6%
Net income (loss)	$313	$157	99.4%	$(1,003)	$922	(208.8)%
EBITDA	$1,073	$828	29.6%	$(193)	$2,465	(107.8)%
Adjusted EBITDA	$1,073	$919	16.8%	$73	$2,556	(97.1)%

Conference Call

The Company will hold a live conference call and webcast at 7:30 a.m. central time on Thursday, August 7, to discuss the Company’s 2025 second quarter results. The call will be hosted by Jay D. Miller, Chief Executive Officer and President and Andrew D. C. LaFrence, Chief Financial Officer. To access the live audio conference call, US participants may call 888-506-0062 and international participants may call 973-528-0011. Participant Access Code: 760771. Participants may also access the call via webcast at: https://www.webcaster4.com/Webcast/Page/2814/52718.

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About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech primarily serves the medical imaging, medical device, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire, cable, and interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has six manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding future financial results, our ability to generate positive EBITDA, increased plant utilization, growth of our backlog, gaining approval of customers relating to moving production from one facility to another Company-owned facility, improving logistics, nearshoring as a strategic advantage Mexico holds in today’s tariff environment, effect of our intellectual property on financial performance, financial impact of shifting production focus from copper to fiber over time, effects of restructuring and consolidating manufacturing facilities, sustained long-term health and growth, and optimism about customer pipeline. While this release is based on management’s best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) commodity cost increases coupled with challenges in raising prices and/or customer pressure to reduce prices; (2) supply chain disruptions leading to shortages of critical components; (3) volatility in market conditions which may affect demand for the Company’s products; (4) increased competition and/or reduced demand; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) the unanticipated loss of any key member of senior management; (8) geopolitical, economic, financial and business conditions including changing tariff environment; (9) the Company’s ability to steadily improve manufacturing output and product quality; (10) the impact of global health epidemics on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition; or (11) challenges with customers with respect to moving production from one facility to another Company-owned facility. Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Reconciliation of Generally Accepted Accounting Principles (“GAAP”) Measures to Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA reflects the impact of restructuring and non-recurring items. EBITDA and Adjusted EBITDA are not a measurement of our financial performance under GAAP and should not be considered an alternative to net sales or net income (loss), as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA and Adjusted EBITDA have limitations as an analytical metric, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2025	2024	2025	2024

Net sales	$30,675	$33,891	$57,570	$68,106
Cost of goods sold	25,838	29,274	49,655	58,041
Gross profit	4,837	4,617	7,915	10,065
Operating expenses:
Selling	1,204	909	2,388	1,714
General and administrative	2,589	2,982	5,504	6,152
Research and development	302	291	628	609
Restructuring charges	-	91	266	91
Total operating expenses	4,095	4,273	8,786	8,566
Income (loss) from operations	742	344	(871)	1,499
Other expense:
Interest expense	(257)	(165)	(471)	(332)
Income (loss) before income taxes	485	179	(1,342)	1,167
Income tax expense (benefit)	172	22	(339)	245
Net income (loss)	$313	$157	$(1,003)	$922

Net income (loss) per common share:
Basic (in dollars per share)	$0.12	$0.06	$(0.36)	$0.34
Weighted average number of common shares outstanding - basic (in shares)	2,773,598	2,760,052	2,767,263	2,751,330
Diluted (in dollars per share)	$0.12	$0.05	$(0.36)	$0.32
Weighted average number of common shares outstanding - diluted (in shares)	2,954,765	2,935,671	2,767,263	2,922,113

Other comprehensive income (loss)
Foreign currency translation	124	(175)	130	(358)
Comprehensive income (loss), net of tax	$437	$(18)	$(873)	$564

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2025 AND DECEMBER 31, 2024

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	JUNE 30, 2025	DECEMBER 31, 2024
ASSETS
Current assets:
Cash	$652	$916
Accounts receivable, less allowances of $206 and $196, respectively	17,810	14,875
Inventories, net	18,628	21,638
Contract assets	14,984	13,792
Assets held for sale	495	-
Prepaid assets and other assets	5,749	4,094
Total current assets	58,318	55,315
Property and equipment, net	5,443	6,232
Operating lease assets, net	7,563	8,139
Deferred tax assets	3,275	2,575
Other intangible assets, net	165	174
Other assets	61	-
Total assets	$74,825	$72,435

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,931	$11,582
Accrued payroll and commissions	1,752	1,841
Customer deposits	5,176	5,140
Current portion of operating lease obligations	1,237	1,175
Current portion of finance lease obligations	229	143
Notes payable	-	344
Other accrued liabilities	1,283	1,203
Total current liabilities	21,608	21,428
Long-term liabilities:
Long-term line of credit	11,615	8,634
Long-term operating lease obligations, net of current portion	7,145	7,773
Long-term finance lease obligations, net of current portion	781	311
Other long-term liabilities	288	284
Total long-term liabilities	19,829	17,002
Total liabilities	41,437	38,430
Shareholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized; 250,000 shares issued and outstanding	250	250
Common stock - $0.01 par value; 9,000,000 shares authorized; 2,780,134 and 2,760,793 shares issued and outstanding, respectively	28	28
Additional paid-in capital	17,585	17,329
Accumulated other comprehensive loss	(847)	(977)
Retained earnings	16,372	17,375
Total shareholders’ equity	33,388	34,005
Total liabilities and shareholders’ equity	$74,825	$72,435

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	SIX MONTHS ENDED JUNE 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,003)	$922
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	678	966
Compensation on stock-based awards	235	206
Deferred taxes	(700)	-
Change in accounts receivable allowance	10	(88)
Change in inventory reserves	351	113
Other, net	-	(59)
Changes in current operating assets and liabilities:
Accounts receivable	(2,842)	1,690
Inventories	2,714	(1,288)
Contract assets	(1,192)	(476)
Prepaid expenses and other assets	(1,647)	(531)
Accounts payable	295	(2,546)
Accrued payroll and commissions	(94)	(1,516)
Customer deposits	36	1,385
Other accrued liabilities	386	(236)
Net cash used in operating activities	(2,773)	(1,458)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	9	9
Purchases of property and equipment	(367)	(1,020)
Net cash used in investing activities	(358)	(1,011)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	51,405	68,323
Payments to line of credit	(48,485)	(65,809)
Principal payments on financing leases	(85)	(202)
Stock option exercises	23	31
Net cash provided by financing activities	2,858	2,343

Effect of exchange rate changes on cash	9	(7)

Net change in cash	(264)	(133)
Cash - beginning of period	916	1,675
Cash - end of period	$652	$1,542

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2025	2024	2025	2024
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
($ in thousands)
Net income (loss)	$313	$157	$(1,003)	$922
Interest	257	165	471	332
Taxes	172	22	(339)	245
Depreciation	327	444	669	886
Amortization	4	40	9	80
EBITDA	1,073	828	(193)	2,465
Restructuring Charges	-	91	266	91
ADJUSTED EBITDA	$1,073	$919	$73	$2,556

There were no material adjustments to EBITDA in the quarter ended June 30, 2025. Adjustment to EBITDA in the six months ended June 30, 2025 includes ($ in thousands):

●	During the first quarter of 2025, we incurred $235 of severance charges for a February 2025 reduction in force to align staffing to our forecasted net sales and $31 of expenses related to our closed Blue Earth facility, which expense amount is not included in Adjusted EBITDA.

Adjustment to EBITDA in 2024 includes ($ in thousands):

●	In connection with the Blue Earth facility closure, we accrued $91 of retention bonus and other expenses in both the three and six-months ended June 30, 2024, which expense amount is not included in Adjusted EBITDA.

($ in millions)	Last Twelve Months (“LTM”) Ended in Quarter
	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Net Sales	$126.1	$132.0	$134.1	$138.3	$140.8	$138.9	$139.3	$138.7	$137.5	$135.6	$128.1	$120.8	$117.6

Gross Profit $ - Adjusted	15.1	18.1	20.5	21.9	22.4	21.4	23.1	23.1	22.2	20.7	16.7	14.4	14.6
Gross Margin % - Adjusted	12.0%	13.7%	15.3%	15.8%	15.9%	15.4%	16.6%	16.6%	16.1%	14.9%	13.1%	11.9%	12.4%

EBITDA - Adjusted	$2.5	$4.2	$5.8	$6.7	$6.8	$6.0	$8.0	$8.1	$7.3	$5.9	$2.1	$(0.5)	$(0.4)

Contact

Andrew D. C. LaFrence

Chief Financial Officer and Senior Vice President of Finance

alafrence@nortechsys.com

952-345-2243